UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 3, 2020 (May 29, 2020)

MICROCHIP TECHNOLOGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-21184	86-0629024
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2355 West Chandler Boulevard
Chandler, Arizona 85224-6199
(Address of principal executive offices)

(480) 792-7200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MCHP	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Closing of Secured Notes Offering and Entry into the Secured Note Indenture

On May 29, 2020, Microchip Technology Incorporated, a Delaware corporation (the “Company”) issued $1.0 billion aggregate principal amount of 2.670% Senior Secured Notes due 2023 (the “Secured Notes”) and related guarantees by the Subsidiary Guarantors (as defined below) (each such guarantee, a “Secured Note Guarantee”) in a private offering under Rule 144A and Regulation S of the Securities Act of 1933, as amended (the “Securities Act”). The Company used approximately $615 million of the net proceeds from the issuance and sale of the Secured Notes to repay in full all amounts outstanding under 364-Day Senior Secured Bridge Credit Agreement, dated as of March 27, 2020 (the “Bridge Facility”), by and among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The Company used the remaining net proceeds from the issuance and sale of the Secured Notes, together with a portion of the net proceeds from the issuance and sale of the Unsecured Notes (as defined below), to finance the cash portion of the consideration the Company delivered in connection with the exchange of approximately $383.3 million aggregate principal amount of the Company’s outstanding 1.625% Convertible Senior Subordinated Notes due 2025 (the “2025 Notes”) and approximately $643.9 million aggregate principal amount of the Company’s outstanding 1.625% Convertible Senior Subordinated Notes due 2027 (the “2027 Notes”) (the “Exchange Transactions”). The remaining net proceeds from the issuance and sale of the Secured Notes and the issuance and sale of the Unsecured Notes will be used for general corporate purposes, including the repayment of a portion of the amount outstanding under the Company’s existing revolving credit facility (the “Revolving Credit Facility”) provided under the Senior Credit Facilities (as defined below).

The Secured Notes are governed by an indenture (the “Secured Note Indenture”), dated as of May 29, 2020, by and among the Company, certain subsidiaries of the Company, as guarantors (the “Subsidiary Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”). The Secured Notes mature on September 1, 2023. Interest on the Secured Notes accrues at a rate of 2.670% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2020.

The Company may, at its option, redeem some or all of the Secured Notes prior to September 1, 2023 at a price equal to the greater of (a) 100% of the principal amount of the Secured Notes redeemed and (b) the sum of the present value of all remaining scheduled payments of principal and interest (discounted in accordance with the Secured Note Indenture) that would have been due on the redeemed Secured Notes, in each case, plus accrued and unpaid interest to, but excluding, the redemption date.

If the Company experiences a specified change of control triggering event, the Company must offer to repurchase the Secured Notes at a price equal to 101% of the principal amount of the Secured Notes repurchased, plus accrued and unpaid interest, if any, up to, but excluding, the redemption date.

The Secured Note Indenture contains covenants that, among other things, restrict the ability of the Company and/or its subsidiaries to:

•	create or incur certain liens and enter into sale and lease-back transactions;

•	sell or otherwise dispose of any assets constituting collateral securing the Secured Notes; and

•	consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets, to another person.

These covenants are subject to a number of limitations and exceptions set forth in the Secured Note Indenture.

The Secured Notes are guaranteed by the Subsidiary Guarantors that have also guaranteed the obligations under the Company’s existing term loan facility (the “Senior Credit Facilities”) and under the Company’s existing senior secured notes (the “Existing Senior Notes”). In the future, each subsidiary of the Company that is a guarantor or other obligor of the Senior Credit Facilities or certain other indebtedness of the Company will guarantee the Secured Notes.

The Secured Notes and the Secured Note Guarantees are secured, on a pari passu first lien basis with the Senior Credit Facilities, by substantially all of the tangible and intangible assets (other than certain excluded assets) of the Company and the guarantors that secure obligations under the Senior Credit Facilities, in each case subject to certain thresholds, exceptions and permitted liens, as set forth in a Security Agreement, dated May 29, 2020, by and among the Company, the subsidiary guarantors party thereto and the Collateral Agent (the “Security Agreement”).

The following events are considered events of default with respect to the Secured Notes under the Secured Note Indenture:

(1)	the Company’s failure to pay principal or premium, if any, on the Secured Notes when due at maturity, upon redemption or otherwise;

(2)	the Company’s failure to pay any interest installment on the Secured Notes for 30 days after the date when due;

(3)	the Company’s failure or the failure of any of its Subsidiary Guarantors to comply with (a) any covenant or other agreement (other than as described in clause (1) or (2) above) under the Secured Note Indenture or (b) any agreement contained in the Security Agreement, an intercreditor agreement, dated May 29, 2018, by and among the Company, the Trustee and bank agent under the Senior Credit Facilities (as may be amended or supplemented, including by joinder agreements, from time to time) or any other security documents relating to the collateral securing the Secured Notes for a period of 60 days after receiving written notice of such failure from the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Secured Notes as required by such Secured Note Indenture;

(4)	a default by the Company or any of its significant subsidiaries (as defined in the Secured Note Indenture) under any mortgage, indenture or agreement in connection with borrowed money (or the payment of which is guaranteed), other than Indebtedness (as defined in the Secured Note Indenture) owed to the Company or its subsidiary, if such default is due to a failure to pay principal, premium or interests on such borrowed money or such default leads to an acceleration of such repayment obligations in excess of $100.0 million;

(5)	the Company’s failure, failure of any of its Subsidiary Guarantors or a significant subsidiary (or group of subsidiaries that, taken together, would constitute a significant subsidiary) to pay final judgments for the payment of money aggregating in excess of $100.0 million, which such final judgments are not paid, discharged or stayed within 60 days of such judgment;

(6)	certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its significant subsidiaries (or group of subsidiaries that, taken together, would constitute a significant subsidiary);

(7)	any Secured Note Guarantee of any Subsidiary Guarantor that is a significant subsidiary (or Secured Note Guarantees of any group of Subsidiary Guarantors that, taken together, would constitute a significant subsidiary) ceases to be in full force and effect other than in accordance with the terms of the Secured Note Indenture or any such Subsidiary Guarantor or group of Subsidiary Guarantors denies or affirms its obligations under the Secured Note Indenture (other than by reason of the satisfaction and discharge of the obligations under the Secured Note Indenture or the release of such Secured Note Guarantees in accordance with the terms of the Secured Note Indenture); and

(8)	other than by reason of the satisfaction and discharge of the obligations under the Secured Note Indenture or the release of such Secured Note Guarantees in accordance with the terms of the Secured Note Indenture, at such time that the security interest in collateral securing such series of Secured Notes having a fair market value in excess of 5.0% of total assets (as defined in the Secured Note Indenture) of the Company and the Subsidiary Guarantors ceases to be a valid and perfected security interest or is declared invalid or unenforceable, which such default continues for 30 days, or the Company or any Subsidiary Guarantor that is a significant subsidiary (or any group of Subsidiary Guarantors that, taken together, would constitute a significant subsidiary) asserts in any pleading in any court of competent jurisdiction that any security interest under the Security Agreement is invalid or unenforceable.

If an event of default described in clause (6) above occurs and is continuing with respect to the Company, then the entire principal amount plus accrued and unpaid interest on the Secured Notes will automatically become due and immediately payable without any further action or notice. If any other event of default with respect to the Secured Notes under the Secured Note Indenture occurs and is continuing, then either the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Secured Notes may declare the entire principal amount plus accrued and unpaid interest of the outstanding Secured Notes due and immediately payable.

Closing of Unsecured Notes Offering and Entry into the Unsecured Note Indenture

On May 29, 2020, the Company issued $1.2 billion aggregate principal amount of 4.250% Senior Notes due 2025 (the “Unsecured Notes”) and related guarantees by the Subsidiary Guarantors in a private offering under Rule 144A and Regulation S of the Securities Act. The Company used a portion of the net proceeds from the issuance and sale of the Unsecured Notes, together with the remaining net proceeds from the issuance and sale of the Secured Notes after repayment of all amounts outstanding under the Bridge Facility, to finance the cash portion of the consideration the Company delivered in connection with the Exchange Transactions. The remaining net proceeds from the issuance and sale of the Unsecured Notes and the issuance and sale of the Secured Notes will be used for general corporate purposes, including the repayment of a portion of the amount outstanding under the Revolving Credit Facility.

The Unsecured Notes are governed by an indenture (the “Unsecured Note Indenture”), dated as of May 29, 2020, by and among the Company, the Subsidiary Guarantors, and the Trustee, as trustee. The Unsecured Notes mature on September 1, 2025. Interest on the Unsecured Notes accrues at a rate of 4.250% per annum, payable semi-annually in arrears on March 1 and September 1 of each year, commencing on September 1, 2020.

Prior to September 1, 2022, the Company may, at its option, redeem up to 40% of the original aggregate principal amount of the Unsecured Notes with the net cash proceeds of one or more equity offerings (as such terms are defined in the Unsecured Note Indenture), at a price equal to 104.250% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the applicable redemption date, provided that (i) at least 60% of the original aggregate principal amount of the Unsecured Notes remains outstanding after each such redemption and (ii) such redemption occurs within 60 days after the closing of such equity offering.

In addition, prior to September 1, 2022, the Company may, at its option, redeem the Unsecured Notes in whole or in part, at a redemption price equal to 100% of the aggregate principal amount of Unsecured Notes redeemed, plus, in each case, a premium equal to the greater of (i) 1.0% of the principal amount of such Unsecured Notes and (ii) the excess, if any, of (a) the present value of (1) the redemption price of such Unsecured Notes on September 1, 2022, plus (2) all required interest payments due on such Unsecured Notes through September 1, 2022 (excluding accrued but unpaid interest to the date of redemption) computed using a discount rate equal to the treasury rate (as defined in the Unsecured Indenture) as of such date of redemption plus 50 basis points, over (b) the then outstanding principal amount of such Unsecured Notes.

On or after September 1, 2022, the Company may, at its option, redeem some or all of the Unsecured Notes, at a redemption price equal to (i) if during the twelve-month period beginning on September 1, 2022, 102.125% of the aggregate principal amount of Unsecured Notes redeemed, (ii) if during the twelve-month period beginning on September 1, 2023, 101.063% of the aggregate principal amount of Unsecured Notes redeemed, and (iii) if during the twelve-month period beginning on September 1, 2024 or thereafter, 100% of the aggregate principal amount of Unsecured Notes redeemed, in each case, plus accrued and unpaid interest on such Unsecured Notes, if any, to, but excluding, the redemption date.

If the Company experiences a specified change of control triggering event, the Company must offer to repurchase the Unsecured Notes at a price equal to 101% of the principal amount of the Unsecured Notes repurchased, plus accrued and unpaid interest, if any, up to, but excluding, the redemption date.

The Unsecured Note Indenture contains covenants that, among other things, restrict the ability of the Company and/or its subsidiaries to:

•	create or incur certain liens and enter into sale and lease-back transactions; and

•	consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets, to another person.

These covenants are subject to a number of limitations and exceptions set forth in the Unsecured Note Indenture.

The Unsecured Notes are guaranteed by the Subsidiary Guarantors (each such guarantee, an “Unsecured Note Guarantee”) that have also guaranteed the obligations under the Senior Credit Facilities and under the Existing Senior Notes. In the future, each subsidiary of the Company that is a guarantor or other obligor of the Senior Credit Facilities or certain other indebtedness of the Company will guarantee the Unsecured Notes.

The following events are considered events of default with respect to the Unsecured Notes under the Unsecured Note Indenture:

(1)	the Company’s failure to pay principal or premium, if any, on the Unsecured Notes when due at maturity, upon redemption or otherwise;

(2)	the Company’s failure to pay any interest installment on the Unsecured Notes for 30 days after the date when due;

(3)	the Company’s failure or the failure of any of its Subsidiary Guarantors to comply with any covenant or other agreement (other than as described in clause (1) or (2) above) under the Unsecured Note Indenture for a period of 60 days after receiving written notice of such failure from the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Unsecured Notes as required by such Unsecured Note Indenture;

(4)	a default by the Company or any of its significant subsidiaries (as defined in the Unsecured Note Indenture) under any mortgage, indenture or agreement in connection with borrowed money (or the payment of which is guaranteed), other than Indebtedness (as defined in the Unsecured Note Indenture) owed to the Company or its subsidiary, if such default is due to a failure to pay principal, premium or interests on such borrowed money or such default leads to an acceleration of such repayment obligations in excess of $100.0 million;

(5)	the Company’s failure, failure of any of its Subsidiary Guarantors or a significant subsidiary (or group of subsidiaries that, taken together, would constitute a significant subsidiary) to pay final judgments for the payment of money aggregating in excess of $100.0 million, which such final judgments are not paid, discharged or stayed within 60 days of such judgment;

(6)	certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its significant subsidiaries (or group of subsidiaries that, taken together, would constitute a significant subsidiary); and

(7)	any Unsecured Note Guarantee of any Subsidiary Guarantor that is a significant subsidiary (or Unsecured Note Guarantees of any group of Subsidiary Guarantors that, taken together, would constitute a significant subsidiary) ceases to be in full force and effect other than in accordance with the terms of the Unsecured Note Indenture or any such Subsidiary Guarantor or group of Subsidiary Guarantors denies or affirms its obligations under the Unsecured Note Indenture (other than by reason of the satisfaction and discharge of the obligations under the Unsecured Note Indenture or the release of such Unsecured Note Guarantees in accordance with the terms of the Unsecured Note Indenture).

If an event of default described in clause (6) above occurs and is continuing with respect to the Company, then the entire principal amount plus accrued and unpaid interest on the Unsecured Notes will automatically become due and immediately payable without any further action or notice. If any other event of default with respect to the Unsecured Notes under the Unsecured Indenture occurs and is continuing, then either the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Unsecured Notes may declare the entire principal amount plus accrued and unpaid interest of the outstanding Unsecured Notes due and immediately payable.

The summary of the foregoing transactions is qualified in its entirety by reference to the text of the Secured Note Indenture, the Unsecured Note Indenture, the Form of 2.670% Senior Secured Note due 2023, the Form of 4.250% Senior Note due 2025 and the Security Agreement, which are filed as Exhibits 4.1, 4.2, 4.3, 4.4 and 10.1, respectively, hereto and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities

On or about June 2, 2020, the Company exchanged approximately (i) $385.2 million in cash and an aggregate of 4,177,728 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), for $383.3 million in aggregate principal amount of the 2025 Notes, and accrued and unpaid interest thereon, and (ii) $647.0 million in cash and an aggregate of 2,478,613 shares of the Common Stock, for $643.9 million in aggregate principal amount of the 2027 Notes, and accrued and unpaid interest thereon, in each case pursuant to privately-negotiated agreements with certain holders of the outstanding 2025 Notes and 2027 Notes, as previously disclosed in the Company’s Current Report on Form 8-K filed on May 27, 2020, which is incorporated herein by reference.

The Company used the proceeds of the sale of the Secured Notes and the Unsecured Notes to finance the cash portion of the Exchange Transactions. Following the closings of the Exchange Transactions, $726.7 million in aggregate principal amount of the 2025 Notes and $1.43 billion in aggregate principal amount of the 2025 Notes remain outstanding.

This Current Report does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

4.1

Senior Secured Notes Indenture, dated as of May 29, 2020, by and among Microchip Technology Incorporated, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee and collateral agent.

4.2	Senior Notes Indenture, dated as of May 29, 2020, by and among Microchip Technology Incorporated, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.3	Form of 2.670% Senior Secured Note due 2023 (included in Exhibit 4.1).

4.4	Form of 4.250% Senior Note due 2025 (included in Exhibit 4.2).

10.1

Pledge and Security Agreement, dated as of May 29, 2020, by and among Microchip Technology Incorporated, the subsidiary guarantors named therein and Wells Fargo Bank, National Association, as collateral agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROCHIP TECHNOLOGY INCORPORATED

Date: June 3, 2020	By:	/s/ J. Eric Bjornholt
	Name:	J. Eric Bjornholt
	Title:	Senior Vice President and Chief Financial Officer